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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 17, 1996

                      TRUMP HOTELS & CASINO RESORTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                  1-13794                    13-3818402
(STATE OR OTHER JURISDICTION(COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER
      OF INCORPORATION)                                    IDENTIFICATION NO.)

MISSISSIPPI AVENUE AND THE BOARDWALK                      08401
      ATLANTIC CITY, NEW JERSEY                        (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE
              OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (609) 441-6060

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

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

  On January 8, 1996, Trump Hotels & Casino Resorts, Inc. (the "Company"), THCR Merger Corp. ("Merger Sub"), a wholly owned subsidiary of the Company, and Taj Mahal Holding Corp. (now known as THCR Holding Corp. ("Taj Holding")), entered into an Agreement and Plan of Merger, which was amended by Amendment to Agreement and Plan of Merger, dated as of January 31, 1996 (as amended, the "Merger Agreement," a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein), relating to the merger (the "Merger") of Merger Sub with and into Taj Holding. The Merger was part of a comprehensive plan (the "Merger Transaction") relating to the acquisition by the Company's subsidiary, Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings"), of Trump Taj Mahal Associates ("Taj Associates"), the owner and operator of the Trump Taj Mahal Casino Resort (the "Taj Mahal") in Atlantic City, New Jersey.

  The Merger Agreement provided that at the effective time of the Merger (the "Effective Time"), each share of Class A Common Stock of Taj Holding ("Taj Holding Class A Common Stock") (which in the aggregate represented 50% of the economic interest in Taj Associates) would be converted into the right to receive, at each holder's election, (i) $30.00 in cash ("Cash Consideration") or (ii) that number of shares of the Company's Common Stock (the "Common Stock") as shall have a market value (as defined in the Merger Agreement) equal to $30.00 ("Stock Consideration"). Donald J. Trump, the Company's Chairman of the Board (and the beneficial owner prior to the consummation of the Merger Transaction of approximately 40% of the Company), held the other 50% interest in Taj Associates and contributed such interest in Taj Associates to Trump Atlantic City Associates ("Trump AC"), a wholly owned subsidiary of THCR Holdings, in exchange for limited partnership interests in THCR Holdings. In addition, the outstanding shares of Taj Holding Class C Common Stock, all of which were held by Mr. Trump, were canceled at the Effective Time.

  On April 11, 1996, at special meetings of the stockholders of the Company and Taj Holding, the Merger, and in the case of the Company's stockholders, certain aspects of the Merger Transaction, received the requisite stockholder approvals, including the approval of the unaffiliated stockholders. On April 17, 1996, the Company and its subsidiaries consummated the Merger Transaction. The Merger Transaction included:

    (a) the Merger and the payment of an aggregate of approximately $31,181,240 in cash and the issuance of 323,423 shares of the Company's Common Stock to the holders of Taj Holding Class A Common Stock pursuant to the Merger Agreement;

    (b) the contribution by Mr. Trump to Trump AC of all of his direct and indirect ownership interests in Taj Associates, and the contribution by the Company to Trump AC of all of its indirect ownership interests in Taj Associates acquired in the Merger;

    (c) the public offerings by (i) the Company of 12,500,000 shares of Common Stock (plus 750,000 shares of Common Stock issued in connection with the partial exercise of the underwriters' over-allotment option (together, the "Stock Offering")), and (ii) Trump AC and Trump Atlantic City Funding, Inc. ("Trump AC Funding") of $1,200,000,000 aggregate principal amount of 11 1/4% First Mortgage Notes due 2006 (the "Mortgage Notes") (the "Mortgage Note Offering");

    (d) the redemption of the outstanding shares of Class B Common Stock of Taj Holding (the "Taj Holding Class B Common Stock") immediately prior to the Effective Time in accordance with its terms;

    (e) the redemption of the outstanding 11.35% Mortgage Bonds, Series A, due 1999 of Trump Taj Mahal Funding, Inc. ("Taj Funding") (the "Taj Bonds");

    (f) the retirement of the outstanding 10 7/8% Mortgage Notes due 2001 of Trump Plaza Funding, Inc. ("Plaza Funding") (the "Plaza Notes");

    (g) the satisfaction of the indebtedness of Taj Associates under its loan agreement with National Westminster Bank USA (the "NatWest Loan");

    (h) the purchase of certain real property (the "Specified Parcels") used in the operation of the Taj Mahal that was leased from Trump Taj Mahal Realty Corp. ("Realty Corp."), a corporation wholly owned by Mr. Trump;

    (i) the purchase of certain real property used in the operation of Trump Plaza Hotel and Casino ("Trump Plaza") that was leased from an unaffiliated third party;

    (j) the payment to Bankers Trust Company ("Bankers Trust") to obtain releases of liens and guarantees that Bankers Trust had in connection with indebtedness owed by Mr. Trump to Bankers Trust; and

    (k) the issuance to Mr. Trump of warrants (the "Trump Warrants") to purchase an aggregate of 1.8 million shares of Common Stock, (i) 600,000 shares of which may be purchased on or prior to April 17, 1999, at $30.00 per share, (ii) 600,000 shares of which may be purchased on or prior to April 17, 2000, at $35.00 per share, and (iii) 600,000 shares of which may be purchased on or prior to April 17, 2001, at $40.00 per share.

The proceeds from the Stock Offering and the Mortgage Note Offering, together with available cash, will be used, in addition to the uses referred to above, to pay related fees and expenses and provide for working capital and other general corporate purposes.

  As a result of the contribution by Mr. Trump to Trump AC (on behalf, and at the direction, of THCR Holdings) of his direct and indirect ownership interests in Taj Associates and the contribution by the Company to Trump AC (on behalf, and at the direction, of THCR Holdings) of its indirect ownership interests in Taj Associates acquired in the Merger, together with the Company's contribution to THCR Holdings of the proceeds from the Stock Offering, Mr. Trump's aggregate beneficial equity interest in THCR Holdings decreased from approximately 40% to approximately 25%, and the Company's aggregate beneficial equity interest in THCR Holdings increased from approximately 60% to approximately 75%. As of the date of this report, Mr. Trump beneficially owns an aggregate of 9,881,548 shares of Common Stock (including shares underlying the Trump Warrants and limited partnership interests in THCR Holdings), representing an approximately 29% beneficial ownership interest in the Company. In connection with the transactions discussed above, (a) Plaza Funding and Trump Plaza Associates ("Plaza Associates"), the owner and operator of Trump Plaza and the guarantor of the Plaza Notes, solicited the consent of the holders of the Plaza Notes to amend certain provisions of the indenture pursuant to which the Plaza Notes were issued, and (b) THCR Holdings and Trump Hotels & Casino Resorts Funding, Inc. ("THCR Funding"), the issuers of the $155 million aggregate principal amount of 15 1/2% Senior Secured Notes due 2005 (the "Senior Notes"), solicited from the holders of the Senior Notes the waiver of, and consent to modify, certain provisions of the indenture pursuant to which the Senior Notes were issued. The requisite consents were obtained in connection with each of these consent solicitations.

  The assets acquired by the Company and its subsidiaries pursuant to the Merger Transaction (including equipment and other physical property) relate to the operation of a casino hotel facility and will continue to be used in this manner.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial statements of the business acquired.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Taj Mahal Holding Corp. and Subsidiary:

  We have audited the accompanying consolidated balance sheets of Taj Mahal Holding Corp. (a Delaware corporation) and subsidiary as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the management of Taj Mahal Holding Corp. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Taj Mahal Holding Corp. and subsidiary as of December 31, 1994 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Roseland, New Jersey
February 16, 1996

                     TAJ MAHAL HOLDING CORP. AND SUBSIDIARY
                             ASSETS AND LIABILITIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1994         1995
                                                      -----------  -----------
ASSETS (Note 2)
Cash................................................. $       100  $       100
                                                      -----------  -----------
  Total Assets....................................... $       100  $       100
                                                      ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Class B Common Stock; $.01 par value; 860,000 shares
 authorized, 765,130 and 780,242 issued and
 outstanding as of December 31, 1994 and 1995,
 respectively........................................ $        20  $   390,000
                                                      -----------  -----------
STOCKHOLDERS' EQUITY (Notes 1 and 2)
Class A Common Stock; $.01 par value; 10,000,000
 shares authorized, 1,350,000 issued and
 outstanding.........................................          40           40
Class C Common Stock; $.01 par value; 10,000,000
 shares authorized, 1,350,000 issued and
 outstanding.........................................          40           40
Additional paid-in capital...........................   5,729,000    6,893,020
Accumulated deficit..................................  (5,729,000)  (7,283,000)
                                                      -----------  -----------
  Total Stockholders' Equity (Deficit)...............          80     (389,900)
                                                      -----------  -----------
  Total Liabilities and Stockholders' Equity......... $       100  $       100
                                                      ===========  ===========



  The accompanying notes to financial statements are an integral part of these statements.

                     TAJ MAHAL HOLDING CORP. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                              YEAR ENDED DECEMBER 31,
                                        -------------------------------------
                                           1993         1994         1995
                                        -----------  -----------  -----------
Revenue................................ $        -   $        -   $        -
Expenses (Note 2)--
  Director fees, insurance and adminis-
   trative expenses.................... $ 1,733,000  $ 2,171,000  $ 1,554,000
                                        -----------  -----------  -----------
Net loss............................... $(1,733,000) $(2,171,000) $(1,554,000)
                                        ===========  ===========  ===========
Net loss per common share (Note 2)..... $     (1.28) $     (1.61) $     (1.44)
                                        ===========  ===========  ===========
Weighted average number of shares out-
 standing (Note 2).....................   1,350,000    1,350,000    1,350,000
                                        ===========  ===========  ===========



  The accompanying notes to financial statements are an integral part of these statements.

                     TAJ MAHAL HOLDING CORP. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                   COMMON STOCK
                         ---------------------------------
                             CLASS A          CLASS C
                         ---------------- ----------------
                                                           ADDITIONAL
                          NUMBER           NUMBER           PAID-IN    ACCUMULATED
                         OF SHARES AMOUNT OF SHARES AMOUNT  CAPITAL      DEFICIT       TOTAL
                         --------- ------ --------- ------ ----------  -----------  -----------
Balance, January 1,
 1993................... 1,350,000  $40   1,350,000  $40   $1,825,000  $(1,825,000) $        80
Additional issuance of
 common stock in
 connection with the
 Partnership's interest
 payment................        -    -           -    -            -            -            -
Distribution from the
 Partnership for
 operating expenses.....        -    -           -    -     1,733,000           -     1,733,000
Net loss................        -    -           -    -            -    (1,733,000)  (1,733,000)
                         ---------  ---   ---------  ---   ----------  -----------  -----------
Balance, December 31,
 1993................... 1,350,000   40   1,350,000   40    3,558,000   (3,558,000)          80
Additional issuance of
 common stock in
 connection with the
 Partnership's interest
 payment................        -    -           -    -            -            -            -
Distribution from the
 Partnership for
 operating expenses.....        -    -           -    -     2,171,000           -     2,171,000
Net loss................        -    -           -    -            -    (2,171,000)  (2,171,000)
                         ---------  ---   ---------  ---   ----------  -----------  -----------
Balance, December 31,
 1994................... 1,350,000   40   1,350,000   40    5,729,000   (5,729,000)          80
Additional issuance of
 common stock in
 connection with the
 Partnership's interest
 payment................        -    -           -    -            -            -            -
Distribution from the
 Partnership for
 operating expenses.....        -    -           -    -     1,554,000           -     1,554,000
Accretion of Class B
 Common Stock to
 redemption value.......        -    -           -    -      (389,980)          -      (389,980)
Net loss................        -    -           -    -            -    (1,554,000)  (1,554,000)
                         ---------  ---   ---------  ---   ----------  -----------  -----------
Balance, December 31,
 1995................... 1,350,000  $40   1,350,000  $40   $6,893,020  $(7,283,000) $  (389,900)
                         =========  ===   =========  ===   ==========  ===========  ===========


  The accompanying notes to financial statements are an integral part of these statements.

                     TAJ MAHAL HOLDING CORP. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                               YEAR ENDED DECEMBER 31,
                                         -------------------------------------
                                            1993         1994         1995
                                         -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................... $(1,733,000) $(2,171,000) $(1,554,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Partnership distribution...............   1,733,000    2,171,000    1,554,000
                                         -----------  -----------  -----------
NET CHANGE IN CASH AND CASH
 INVESTMENTS............................          -            -            -
CASH AT BEGINNING OF PERIOD ............         100          100          100
                                         -----------  -----------  -----------
CASH AT END OF PERIOD .................. $       100  $       100  $       100
                                         ===========  ===========  ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 ITEMS:
 Accretion of Class B Stock to
  redemption value......................          -            -   $   389,980
                                         ===========  ===========  ===========



  The accompanying notes to financial statements are an integral part of these statements.

                    TAJ MAHAL HOLDING CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BACKGROUND:

  The accompanying consolidated financial statements include those of Taj Mahal Holding Corp. ("Taj Holding") and its wholly owned subsidiary, TM/GP Corporation ("TM/GP"), the managing general partner of Trump Taj Mahal Associates, a New Jersey general partnership ("Taj Associates") which owns and operates the Trump Taj Mahal Casino Resort (the "Taj Mahal"). All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

  Taj Holding was organized on December 18, 1990 as a Delaware corporation wholly owned by Donald J. Trump ("Trump"). Prior to January 1, 1992, Taj Holding had no activity. As described below, Taj Holding was formed for the purpose of consummating a plan of reorganization (the "1991 Taj Restructuring") involving Taj Associates and Trump Taj Mahal Funding, Inc. ("Taj Funding"), a New Jersey corporation that raised funds for Taj Associates. Prior to the consummation of the 1991 Taj Restructuring, both Taj Associates and Taj Funding were owned by Trump and affiliated entities.

  Taj Holding and its subsidiary have no business operations other than its investment in Taj Associates. As a result, its ability to pay operating expenses and dividends is completely dependent on the operations of Taj Associates.

  Upon consummation of the 1991 Taj Restructuring on October 4, 1991, Taj Associates issued to the holders of Taj Funding's 14% First Mortgage Bonds, Series A, Due 1998 (the "Old Taj Bonds"), a general partnership interest representing 49.995% of the equity of Taj Associates. Such holders in turn contributed such partnership interest to Taj Holding. Taj Funding also issued new 11.35% Mortgage Bonds, Series A, Due 1999 (the "Taj Bonds") in exchange for the Old Taj Bonds. Each $1,000 principal amount of Taj Bonds trades as a unit with one share of Class B Common Stock of Taj Holding (the "Taj Holding Class B Common Stock"), as described below.

  TM/GP, which has no other assets, received a 49.995% partnership interest in Taj Associates from Taj Holding. Trump also contributed to Taj Holding a 50% ownership interest in The Trump Taj Mahal Corporation, a Delaware Corporation, which owns a .01% interest in Taj Associates, in exchange for Taj Holding's Class C Common Stock (the "Taj Holding Class C Common Stock"), as described below.

  At the time of these transfers, Taj Holding issued 1,350,000 shares of its Class A Common Stock (the "Taj Holding Class A Common Stock") and 729,458 shares of its Taj Holding Class B Common Stock to the holders of the Old Taj Bonds and 1,350,000 shares of Taj Holding Class C Common Stock to Trump. Notwithstanding their par value, the various classes of common stock are recorded at stated value, which represents the value assigned to the shares of Taj Holding which were issued in connection with the consummation of the 1991 Taj Restructuring.

  In accordance with the terms of the indenture pursuant to which the Taj Bonds were issued (the "Indenture"), a portion of the interest on the Taj Bonds may be paid in cash or in additional Taj Bonds (the "Additional Amount"). On May 15, 1992, 8,844 units comprised of $8,844,000 of Taj Bonds and 8,844 shares of Taj Holding Class B Common Stock were issued by Taj Funding as payment of the Additional Amount. On May 15, 1993, 14,579 units comprised of Taj Bonds in the aggregate amount of approximately $14,579,000 and 14,579 shares of Taj Holding Class B Common Stock were issued as payment of the Additional Amount. On May 15, 1994, 12,249 units comprised of Taj Bonds in the aggregate principal amount of approximately $12,249,000 and 12,249 shares of Taj Holding Class B Common Stock were issued together with $2,621,000 in cash as payment of the Additional Amount. On May 15, 1995, 15,112 units comprised of Taj Bonds in the aggregate principal amount of approximately $15,112,000 and 15,112 shares of Taj Holding Class B Common Stock were issued as payment of the Additional Amount.

                    TAJ MAHAL HOLDING CORP. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
  Currently, the holders of the Taj Holding Class B Common Stock are entitled to elect four of the nine members of Taj Holding's Board of Directors and Trump, as holder of the Taj Holding Class C Common Stock is entitled to elect the remaining five directors. The Taj Holding Class A Common Stock has no voting rights during the time any of the Taj Holding Class B Common Stock is outstanding. However, upon Taj Holding's liquidation, all three classes of Taj Holding's common stock share ratably in the assets of Taj Holding to the extent of their par value, with the Taj Holding Class A Common Stock entitled to the residual. The Taj Holding Class B Common Stock must be redeemed at a price of $.50 per share when the Taj Bonds, with which they were issued, are paid, redeemed or purchased and canceled.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 INVESTMENT IN TAJ ASSOCIATES

  Taj Holding accounts for its investment in Taj Associates using the equity method of accounting. Under this method, Taj Holding reports as equity income 50% of Taj Associates' earnings, if any, from October 4, 1991. In addition, the difference between Taj Holding's equity in the underlying identifiable assets of Taj Associates as of October 4, 1991 ($91,703,000) and the cost basis of its investment in Taj Associates is being amortized into income over 40 years.

  For the period from October 4, 1991 to December 31, 1995, Taj Associates incurred a net loss of $136,474,000. Taj Holding's equity in this loss ($68,237,000) less amortization of the difference between the underlying identifiable assets of Taj Associates and the cost basis of its investments in Taj Associates for the period from October 4, 1991 to December 31, 1995, $9,743,000, will not be reflected in Taj Holding's financial statements until such time as Taj Associates generates earnings sufficient to offset the accumulated net loss.

 INCOME TAXES

  Taj Holding will record federal income taxes based on its allocable share of Taj Associates' earnings. The payment of any such taxes will be reimbursed by Taj Associates. Under New Jersey Casino Control Commission (the "CCC") regulations, Taj Associates is required to file a consolidated New Jersey corporation business tax return and pay all state taxes attributable to its earnings.

  Because, as noted above, Taj Holding has not reflected earnings of Taj Associates, no tax provision has been provided to date. In addition, no tax benefit for the accumulated losses will be reflected until such time as they are realized.

 OPERATING EXPENSES

  Expenses of Taj Holding consist of directors and officers liability insurance, board of director fees and expenses, and administrative expenses. Taj Holding is entitled to full reimbursement of such expenses by Taj Associates. Total expenses for the years ended December 31, 1993, 1994 and 1995 approximated $1,733,000, $2,171,000 and $1,554,000, respectively, all of which were reimbursed by Taj Associates.

 CLASS B COMMON STOCK

  As the redemption of the Taj Holding Class B Common Stock is outside of the control of Taj Holding, the Taj Holding Class B Common Stock is not shown as a component of stockholder's equity. In contemplation of the proposed recapitalization described in Note 3, the Taj Holding Class B Common Stock has been accreted to its full redemption value as of December 31, 1995.

                    TAJ MAHAL HOLDING CORP. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 EARNINGS PER SHARE

  For the calculation of net loss per share, Taj Holding Class A Common Stock was used since it is the only Class of participating stock. Net loss per share is determined by dividing the net loss and the accretion of Taj Holding Class B Stock by the weighted average number of shares of Taj Holding Class A Common Stock outstanding.

3. PROPOSED RECAPITALIZATION:

  On January 8, 1996, Trump Hotels & Casino Resorts, Inc. ("THCR"), Taj Holding and THCR Merger Corp. ("Merger Sub") entered into the Agreement and Plan of Merger, as amended by Amendment to Agreement and Plan of Merger, dated as of January 31, 1996 (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into Taj Holding (the "Merger"). The Merger Agreement provides that each outstanding share of Taj Holding Class A Common Stock (other than Dissenting Shares (as defined in the Proxy Statement-Prospectus) will be converted into the right to receive, at each holder's election, either
(a) $30.00 in cash or (b) that number of shares of Common Stock of THCR (the "THCR Common Stock") as shall have a market value equal to $30.00. No fractional shares of THCR Common Stock will be issued in the Merger. The Merger Agreement also contemplates the following transactions occurring in connection with the Merger:

    (a) the consummation of the offering by THCR of up to 12,500,000 shares of THCR Common Stock (and an amount to be issued pursuant to the underwriters' over-allotment option) (the "THCR Stock Offering") and the consummation of the offering by Trump Plaza Holding Associates ("Trump Atlantic City") and its wholly owned finance subsidiary Trump Atlantic City Funding, Inc. of up to $1,200,000,000 aggregate principal amount of first mortgage notes, although it is currently contemplated to aggregate $1,100,000,000, the aggregate proceeds of which will be used, together with available cash, to (i) pay cash to those holders of Taj Holding Class A Common Stock electing to receive cash in the Merger, (ii) redeem the Taj Bonds, (iii) redeem the outstanding shares of Taj Holding Class B Common Stock as required in connection with the redemption of the Taj Bonds, (iv) retire the outstanding 10 7/8% Mortgage Notes due 2001 of Trump Plaza Funding, Inc., (v) satisfy the indebtedness of Taj Associates under its loan agreement with National Westminster Bank USA, (vi) purchase certain real property used in the operation of the Taj Mahal that is currently leased from a corporation wholly owned by Trump, (vii) purchase certain real property used in the operation of Trump Plaza Hotel and Casino ("Trump Plaza") that is currently leased from an unaffiliated third party, (viii) make a payment to Bankers Trust Company ("Bankers Trust") to obtain releases of liens and guarantees that Bankers Trust has in connection with certain outstanding indebtedness owed by Trump to Bankers Trust, and (ix) pay related fees and expenses and provide working capital;

    (b) the contribution by Trump to Trump Atlantic City of all of his direct and indirect ownership interests in Taj Associates; and

    (c) the contribution by THCR to Trump Atlantic City of all its indirect ownership interests in Taj Associates acquired in the Merger.

  To the extent that holders of Taj Holding Class A Common Stock elect to receive shares of THCR Common Stock in the Merger, THCR may reduce the size of the THCR Stock Offering. In addition to the shares of THCR Common Stock that may be issued in the THCR Stock Offering, THCR may issue, as part of the THCR Stock Offering, up to an additional 20% of such number of shares, to fund working capital and other general corporate purposes.

  The prospective transaction is subject to a number of conditions, including shareholder approval. In addition, there are a number of risks that should be considered, including: (i) the high leverage and fixed charges of THCR; (ii) the risk in refinancing and repayment of indebtedness and the need for additional financing;

                    TAJ MAHAL HOLDING CORP. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
(iii) the restrictions imposed on certain activities by certain debt instruments; (iv) the recent results of Trump Plaza and the Taj Mahal; and (v) risks associated with the riverboat casino at Buffington Harbor, Indiana, to be operated by a subsidiary of THCR (the "Indiana Riverboat") and the expansions at Trump Plaza and the Taj Mahal. There can be no assurance that the expansions at Trump Plaza or the Taj Mahal will be completed or that the Indiana Riverboat or any other gaming venture will open or that any of THCR's or the Taj Mahal's operations will be successful. See "Risk Factors" included elsewhere in this Proxy Statement-Prospectus for a discussion of these and other factors.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trump Taj Mahal Associates and Subsidiary:

  We have audited the accompanying consolidated balance sheets of Trump Taj Mahal Associates (a New Jersey general partnership) and Subsidiary as of December 31, 1994 and 1995, and the related consolidated statements of operations, capital (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of Trump Taj Mahal Associates management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trump Taj Mahal Associates and Subsidiary as of December 31, 1994 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Roseland, New Jersey
February 16, 1996

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                            DECEMBER 31,
                                                         --------------------
                                                           1994       1995
                                                         ---------  ---------
                         ASSETS
CURRENT ASSETS:
  Cash and cash investments............................. $  61,196  $  88,941
  Receivables, net of allowance of $4,059 and $5,042 for
   doubtful accounts (Note 1)...........................    15,443     17,215
  Inventory.............................................     6,431      7,161
  Prepaid expenses and other current assets.............     7,806      3,864
                                                         ---------  ---------
    Total Current Assets................................    90,876    117,181
                                                         ---------  ---------
PROPERTY AND EQUIPMENT (Notes 1, 2, and 5):
  Land..................................................    37,843     37,843
  Building..............................................   656,702    665,161
  Furniture, fixtures and equipment.....................   160,372    174,693
  Leasehold improvements................................    31,243     31,253
                                                         ---------  ---------
                                                           886,160    908,950
    Less: Accumulated depreciation and amortization.....  (179,375)  (217,963)
                                                         ---------  ---------
                                                           706,785    690,987
                                                         ---------  ---------
OTHER ASSETS............................................     9,951     13,625
                                                         ---------  ---------
    Total Assets........................................ $ 807,612  $ 821,793
                                                         =========  =========
                LIABILITIES AND CAPITAL
CURRENT LIABILITIES:
  Long-term debt due currently (Note 2)................. $     743  $     920
  Accounts payable......................................     3,256      8,335
  Accrued interest payable..............................     8,977      9,154
  Due to affiliates, net (Note 3).......................       152        974
  Other current liabilities (Note 4)....................    37,059     35,210
                                                         ---------  ---------
    Total Current Liabilities...........................    50,187     54,593
                                                         ---------  ---------
OTHER LIABILITIES (Notes 2 and 3).......................    32,912     33,373
                                                         ---------  ---------
LONG-TERM DEBT NET OF UNAMORTIZED DISCOUNT OF $153,597
 AND $131,103 (Notes 2 and 9)...........................   656,701    694,192
                                                         ---------  ---------
COMMITMENTS AND CONTINGENCIES (Note 5)
CAPITAL (Notes 6 and 9):
  Contributed capital...................................   123,765    123,765
  Accumulated deficit...................................   (55,953)   (84,130)
                                                         ---------  ---------
    Total Capital.......................................    67,812     39,635
                                                         ---------  ---------
    Total Liabilities and Capital....................... $ 807,612  $ 821,793
                                                         =========  =========

  The accompanying notes to financial statements are an integralpart of these consolidated financial statements.

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                  YEAR ENDED DECEMBER 31,
                                               -------------------------------
                                                 1993       1994       1995
                                               ---------  ---------  ---------
REVENUES (Note 1):
  Gaming...................................... $ 442,064  $ 461,622  $ 501,378
  Rooms.......................................    40,682     41,815     43,309
  Food and beverage...........................    55,953     58,029     57,195
  Other.......................................    16,656     17,894     15,864
                                               ---------  ---------  ---------
    Gross revenues............................   555,355    579,360    617,746
  Less--Promotional allowances (Note 1).......    56,444     62,178     63,998
                                               ---------  ---------  ---------
    Net revenues..............................   498,911    517,182    553,748
                                               ---------  ---------  ---------
COST AND EXPENSES:
  Gaming......................................   237,566    260,472    283,786
  Rooms.......................................    15,525     15,662     15,230
  Food and beverage...........................    25,080     25,035     24,612
  General and administrative..................    99,424     99,629     96,843
  Depreciation and amortization...............    36,858     39,750     43,387
                                               ---------  ---------  ---------
                                                 414,453    440,548    463,858
                                               ---------  ---------  ---------
Income from operations........................    84,458     76,634     89,890
Interest income...............................     1,382      2,019      3,922
Interest expense..............................  (108,379)  (115,311)  (120,435)
                                               ---------  ---------  ---------
Net loss...................................... $ (22,539) $ (36,658) $ (26,623)
                                               =========  =========  =========


  The accompanying notes to financial statements are an integralpart of these consolidated financial statements.

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF CAPITAL (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                          ACCUMULATED   TOTAL
                                              CONTRIBUTED   SURPLUS    CAPITAL
                                                CAPITAL    (DEFICIT)  (DEFICIT)
                                              ----------- ----------- ---------
Balance, January 1, 1993.....................  $123,765    $  7,148   $130,913
Net loss.....................................       --      (22,539)   (22,539)
Partnership distribution (Note 6)............       --       (1,733)    (1,733)
                                               --------    --------   --------
Balance, December 31, 1993...................   123,765     (17,124)   106,641
Net loss.....................................       --      (36,658)   (36,658)
Partnership distribution (Note 6)............       --       (2,171)    (2,171)
                                               --------    --------   --------
Balance, December 31, 1994...................   123,765     (55,953)    67,812
Net loss.....................................       --      (26,623)   (26,623)
Partnership distribution (Note 6)............       --       (1,554)    (1,554)
                                               --------    --------   --------
Balance, December 31, 1995...................  $123,765    $(84,130)  $ 39,635
                                               ========    ========   ========



  The accompanying notes to financial statements are an integralpart of these consolidated financial statements.

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1993      1994      1995
                                                  --------  --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss........................................ $(22,539) $(36,658) $(26,623)
 Adjustments to reconcile net loss to net cash
  flows provided by
  operating activities--
  Depreciation and amortization..................   36,858    39,750    43,387
  Charges related to lease guarantee.............    1,763     2,047     2,375
  Accretion of discount on Bond indebtedness.....   15,745    18,820    22,494
  Other adjustments to reduce the carrying value
   of non-current
   assets........................................    2,764     2,134     3,090
  Utilization of CRDA credits....................      --      1,500       --
  Provision for doubtful accounts................    3,472     2,974     4,508
                                                  --------  --------  --------
                                                    38,063    30,567    49,231
 Changes in operating assets and liabilities:
  Receivables, net...............................   (2,281)   (5,383)   (6,280)
  Inventory......................................   (1,612)   (1,746)     (730)
  Other current assets...........................      (39)   (3,552)    3,603
  Other assets...................................     (766)     (392)     (584)
  Due to affiliates, net.........................       98      (381)      822
  Accounts payable...............................   (2,225)     (678)    5,079
  Accrued interest payable.......................   14,900    12,537    16,175
  Other liabilities..............................    2,496     2,450    (4,417)
                                                  --------  --------  --------
   Net cash flows provided by operating
    activities...................................   48,634    33,422    62,899
                                                  --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment..............  (16,752)  (23,030)  (26,498)
 Investment in CRDA obligations..................   (5,408)   (4,201)   (6,073)
                                                  --------  --------  --------
   Net cash flows used in investing activities...  (22,160)  (27,231)  (32,571)
                                                  --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayments of borrowings........................     (759)     (868)   (1,029)
 Partnership distribution........................   (1,733)   (2,171)   (1,554)
                                                  --------  --------  --------
   Net cash flows used in financing activities...   (2,492)   (3,039)   (2,583)
                                                  --------  --------  --------
NET INCREASE IN CASH AND CASH INVESTMENTS........   23,982     3,152    27,745
CASH AND CASH INVESTMENTS BEGINNING OF YEAR......   34,062    58,044    61,196
                                                  --------  --------  --------
CASH AND CASH INVESTMENTS END OF YEAR............ $ 58,044  $ 61,196  $ 88,941
                                                  ========  ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Cash paid during the year for interest.......... $ 75,972  $ 79,121  $ 79,389
                                                  ========  ========  ========
SUPPLEMENTAL SCHEDULE OF NON-CASH TRANSACTIONS:
 Issuance of PIK bonds in lieu of cash interest.. $ 14,579  $ 12,249  $ 15,112
                                                  ========  ========  ========

  The accompanying notes to financial statements are an integralpart of these consolidated financial statements.

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 ORGANIZATION AND OPERATIONS

  The accompanying consolidated financial statements include those of Trump Taj Mahal Associates ("Taj Associates"), and its wholly owned subsidiary, Trump Taj Mahal Funding, Inc. ("Taj Funding"). All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

  Taj Associates was formed on June 23, 1988 as a New Jersey limited partnership. Taj Associates was converted to a general partnership in December 1990. The current partners and their respective ownership interests are Trump Taj Mahal, Inc. ("TTMI"), 49.995%, The Trump Taj Mahal Corporation ("TTMC"),
 .01%, and TM/GP Corporation ("TM/GP"), the managing general partner, and a wholly owned subsidiary of Taj Mahal Holding Corp. ("Taj Holding"), 49.995%.

  Taj Associates was formed for the purpose of acquiring, constructing and operating the Trump Taj Mahal Casino Resort (the "Taj Mahal"), an Atlantic City hotel, casino and convention center complex. On April 2, 1990, Taj Associates opened the Taj Mahal to the public. The industry in which the Taj Mahal operates is subject to intense competition and regulatory review (See
Note 5).

  Taj Funding was incorporated on June 3, 1988 for the purpose of raising funds through the issuance of its 14% First Mortgage Bonds, Series A, due 1998 (the "Old Bonds"), the proceeds of which were loaned to Taj Associates for construction of the Taj Mahal. During 1991, as a result of a plan of reorganization (the "1991 Taj Restructuring"), these were subsequently exchanged for Taj Funding's 11.35% Mortgage Bonds, Series A, due 1999 (the "Taj Bonds"). Since Taj Funding has no business operations, its ability to repay the principal and interest on the Taj Bonds is completely dependent on the operations of Taj Associates.

  Donald J. Trump ("Trump") beneficially owns 50% of Taj Associates and has pledged his total ownership interest as collateral under various debt agreements.

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 REVENUE RECOGNITION

  Casino revenues consist of the net win from gaming activities, which is the difference between gaming wins and losses. Revenues from hotel and other services are recognized at the time the related service is performed.

  Taj Associates provides an allowance for doubtful accounts arising from casino, hotel and other services. The allowance is based upon a specific review of outstanding receivables as well as historical collection information. In providing this allowance, management is required to make certain estimates and assumptions regarding the timing and amount of account collections. Actual results could differ from those estimates.

 PROMOTIONAL ALLOWANCES

  Gross revenues includes the retail value of complimentary rooms, food, beverages, and other services furnished to patrons. The retail value of these promotional allowances is deducted from gross revenues to arrive at net revenues. The cost of promotional allowances is charged to operations.

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The cost of promotional allowances consisted of the following:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                          1993    1994    1995
                                                         ------- ------- -------
                                                             (IN THOUSANDS)
   Rooms................................................ $ 8,733 $ 9,921 $ 9,913
   Food and Beverage....................................  28,973  29,653  30,458
   Other................................................   4,678   6,735   6,994
                                                         ------- ------- -------
                                                         $42,384 $46,309 $47,365
                                                         ======= ======= =======

 INCOME TAXES

  The accompanying financial statements do not include a provision for Federal income taxes of Taj Associates, since any income or losses allocated to the partners are reportable for Federal income tax purposes by the partners.

  Under the New Jersey Casino Control Commission (the "CCC") regulations, Taj Associates is required to file a New Jersey corporation business tax return. As of December 31, 1995, Taj Associates had a net operating loss carry-forward of approximately $150,000,000 for New Jersey State Income Tax purposes. No tax benefit will be reflected in the accompanying financial statements for those losses until such time that they are actually realized.

 INVENTORIES

  Inventories are carried at cost on a weighted average basis.

 PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost and is depreciated on the straight-line method over the estimated useful lives of assets. Estimated useful lives range from three to seven years for furniture, fixtures and equipment and 40 years for buildings and building improvements. Leasehold improvements are amortized over the term of the related lease commencing in the period these assets are placed in service.

  The interest expense associated with borrowings used to fund the purchase and construction of the Taj Mahal has been capitalized and is being amortized over the estimated useful life of the facility.

 LONG LIVED ASSETS

  During 1995, Taj Associates adopted the provisions of Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 121"). SFAS 121 requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstance indicate that the carrying amount of an asset may not be fully recoverable. Impairment of long-lived assets exists, if, at a minimum, the future expected cash flows (undiscounted and without interest charges), from an entity's operations are less than the carrying value of these assets. As a result of its review, Taj Associates does not believe that any impairment exists in the recoverability of its long-lived assets as of December 31, 1995.

 CASH AND CASH INVESTMENTS

  Cash and cash investments include hotel and casino funds, funds on deposit with banks and temporary investments having a maturity of three months or less.

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(2) LONG-TERM DEBT

  Long-term debt consisted of the following at December 31:

                                                           1994       1995
                                                         ---------  ---------
                                                           (IN THOUSANDS)
   First Mortgage Bonds (a)............................. $ 765,130  $ 780,242
   Unamortized discount.................................  (153,597)  (131,103)
                                                         ---------  ---------
   Net..................................................   611,533    649,139
   Bank term loan (b)...................................    45,138     44,944
   Other................................................       773      1,029
                                                         ---------  ---------
     Total..............................................   657,444    695,112
     Less: Current portion..............................      (743)      (920)
                                                         ---------  ---------
                                                         $ 656,701  $ 694,192
                                                         =========  =========

- ---------------------
(a) Taj Bonds bear interest of 11.35% and are due November 15, 1999. Each Taj Bond, together with one share of Taj Holding's Class B redeemable common stock trade together as a unit ("Units"), and may not be transferred separately. Interest on the Taj Bonds is due semi-annually on each November 15 and May 15. Interest on the Taj Bonds must be paid in cash on each interest payment date at the rate of 9.375% per annum (the "Mandatory Cash Interest Amount"). In addition to the Mandatory Cash Interest Amount, effective May 15, 1992 and annually thereafter, an additional amount of interest (the "Additional Amount") in cash or additional Taj Bonds or a combination thereof, is payable equal to the difference between 11.35% of the outstanding principal amount of the Taj Bonds and the Mandatory Cash Interest Amount previously paid. To the extent that there is excess available cash flow ("EACF") of Taj Associates, as defined in the related indenture, for the immediately preceding calendar year, Taj Funding will pay the Additional Amount in cash up to 10.28% and the balance thereof may be paid at the option of Taj Funding in cash or additional Units, provided that an equivalent amount of cash is used to purchase or redeem Units. Additional Taj Bonds issued on October 4, 1991 amounted to approximately $7,208,000. For the period from the issuance of the Taj Bonds, October 4, 1991, through December 31, 1992, there was no EACF. Accordingly, Taj Funding paid the Additional Amounts on May 15, 1993 and May 15, 1992 through the issuance of approximately $14,579,000 and $8,844,000, respectively, in additional Taj Bonds. Of the $14,870,000 Additional Amount due May 15, 1994, $2,621,000 was paid in cash and the $12,249,000 balance in Taj Bonds. Of the $15,112,000 Additional Amount due May 15, 1995, Taj Associates satisfied the entire obligation through the issuance of Taj Bonds.

  Since Taj Funding has no business operations, its ability to repay the principal and interest on the Bonds is completely dependent on the operations of Taj Associates. The Taj Bonds are guaranteed as to payment of principal and interest by Taj Associates and are collateralized by substantially all Taj Associates' property.

  In accordance with AICPA Statement of Position 90-7, "Financial Reporting By Entities in Reorganization Under the Bankruptcy Code," the Taj Bonds when issued were stated at the present value of amounts to be paid, determined at current interest rates (effective rate of approximately 18%). The effective interest rate of the Taj Bonds was determined based on the trading price of the Taj Bonds for a specific period. Stating the debt at its approximate present value resulted in a reduction of approximately $204,276,000 in the carrying amount of the Taj Bonds. This gain is being offset by increased interest costs over the period of the Taj Bonds to accrete such bonds to their face value at maturity. At December 31, 1995, the unaccreted balance of this discount approximated $131,103,000. The current interest rates of other borrowings approximated their stated interest rates as of the effective date. The accretion amounted to approximately $15,745,000 in 1993, $18,820,000 in 1994 and $22,494,000 in
  1995, and is included in interest expense.

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(b) On November 3, 1989, Taj Associates entered into a loan agreement with National Westminster Bank USA (the "NatWest Loan") which provided financing up to $50,000,000 for certain items of furniture, fixtures and equipment installed in the Taj Mahal. The terms of the NatWest Loan were modified in 1991 as part of the 1991 Taj Restructuring. The restructured NatWest Loan bears interest at 9 3/8% per annum. Principal and interest is payable monthly in the fixed amount of $373,000 to be applied first to accrued interest and the balance to the extent available, to principal, through maturity, November 15, 1999. Additionally, on May 15 of each year (May 15, 1992 through May 15, 1999), to the extent principal is still outstanding, NatWest will receive 16.5% of the EACF of the preceding calendar year in excess of the Additional Amount, to be applied first to accrued but unpaid interest, and then to principal.

  The NatWest Loan is secured by a first priority lien on the furniture, fixtures and equipment acquired with the proceeds of the NatWest Loan plus any after acquired furniture, fixtures and equipment that replaces such property, or of the same type, provided, however, that the NatWest Loan may be subordinated to a lien to secure purchase money financing of such after acquired property up to 50% of the value of such after acquired property.

  In November 1991, Taj Associates obtained a working capital line of credit in the amount of $25,000,000 with a maturity of five years. In September 1994, Taj Associates extended the maturity to November 1999, in consideration of modifications of the terms of the facility. Interest on advances under the line are at prime plus 3% with a minimum of 0.666% per month. The Agreement provides for a 3/4% annual fee and a 1/2% unused line fee and contains various covenants. During 1993 and 1994, no amounts were outstanding under the line. During 1994 and 1995, no amounts were outstanding under the line.

  Aggregate annual maturities of long-term debt at accreted value are as follows:

            1996............................. $   920,000
            1997.............................     529,000
            1998.............................     268,000
            1999............................. 824,498,000
            2000.............................           0
            Thereafter.......................           0

  The above maturity schedule does not reflect the proposed recapitalization described in Note 9.

  The ability of Taj Associates and Taj Funding to repay their long-term debt when due will depend on their ability to either generate cash from operations sufficient for such purposes or to refinance such indebtedness. Management does not currently anticipate that cash will be sufficient and that repayment will likely depend upon the ability to refinance such indebtedness. The future operating performance and ability to refinance such indebtedness will be subject to the then prevailing economic conditions, industry conditions and numerous other financial, business and other factors, many of which are beyond the control of Taj Associates and Taj Funding. There can be no assurances that the future operating performance of Taj Associates will be sufficient to meet these repayment obligations or that the general state of the economy, the status of the capital markets generally or the receptiveness of the capital markets to the gaming industry will be conducive to refinancing or other attempts to raise capital.

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(3) TRANSACTIONS WITH AFFILIATES

  Taj Associates has engaged in certain transactions with Trump and entities that are wholly or partially owned by Trump. Amounts owed to (receivable from) at December 31 are as follows:

                                                                 1994     1995
                                                                -------  -------
                                                                (IN THOUSANDS)
   Donald J. Trump (a)......................................... $   253  $  643
   Trump Taj Mahal Realty Corp. ("Realty Corp.") (b)...........     --      --
   Trump's Castle Associates (c)...............................      30     164
   Trump Plaza Associates (c)..................................    (131)    167
                                                                -------  ------
                                                                $   152  $  974
                                                                =======  ======

- --------
(a) Taj Associates has entered into a Services Agreement (the "Services Agreement"), which provides that Trump will render to Taj Associates marketing, advertising, promotional and related services with respect to the business operations of Taj Associates. In consideration for the services to be rendered, Taj Associates will pay an annual fee equal to 1.5% of Taj Associates earnings before interest, taxes and depreciation, as defined, less capital expenditures and partnership distributions for such year, with a minimum base fee of $500,000. The services fee is payable monthly through November 15, 1999, although the agreement provides for earlier termination under certain events. Portions of the fee have been assigned to First Fidelity Bank ("First Fidelity") in connection with the First Fidelity Loan (as defined) to Realty Corp. which has been guaranteed by Trump. For the years ended December 31, 1993, 1994 and 1995, Taj Associates incurred $1,566,000, $1,353,000 and $1,743,000, respectively, under the Services Agreement. In addition, during 1993, 1994 and 1995, Taj Associates reimbursed Mr. Trump $232,000, $224,000 and $261,000, respectively, for expenses pursuant to the Services Agreement, of which $127,000, $149,000 and $164,000, respectively, was incurred to an affiliate for air transportation.

(b) The term of the lease between Taj Associates and Realty Corp. is through 2023 and provides for base rentals payable by Taj Associates, prior to the time that the NatWest Loan is paid in full, of $2,725,000 per year, plus 3 1/2% of the EACF in excess of the Additional Amount and, upon payment in full of the NatWest Loan, increasing to include the payments to which NatWest is otherwise entitled under the amended NatWest Agreement (Note
    2). The amended lease was assigned by Realty to First Fidelity. The first $3,300,000 received by First Fidelity each year will be applied to the interest due on the Realty Corp. loan (the "First Fidelity Loan"). Any additional sums paid will also reduce Taj Associates guarantee (see below) and the principal amount of the First Fidelity Loan. The First Fidelity Loan is secured by a first mortgage lien on the underlying parcels owned by Realty Corp.

  Pursuant to a limited subordinated guarantee Taj Associates will, under certain circumstances, reimburse First Fidelity for any deficiency in the amount owed to First Fidelity upon maturity of the First Fidelity Loan, up to a maximum of $30,000,000, provided that First Fidelity first pursues its first mortgage lien on the parcels, and provided further that the Taj Bonds have been paid in full. Inasmuch as Taj Associates' lease payments are Realty Corp's sole source of funds to satisfy the First Fidelity Loan and the amount of the First Fidelity Loan exceeds the estimated fair market value of the land by more than $30,000,000, Taj Associates recorded the present value of the maximum guarantee amount as of October 4, 1991. Discounted at 15%, a reasonable incremental cost of capital, the obligation amounted to approximately $9,103,000. This obligation is being accreted as interest expense over the life of the Taj Bonds and is included in Other Liabilities in the accompanying consolidated balance sheets. The accretion amounted to approximately $1,763,000, $2,047,000 and $2,375,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

(c) Taj Associates engages in various transactions with the two other Atlantic City hotel/casinos owned by Trump. These transactions are charged at cost or normal selling price in the case of retail items and

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) include the utilization of fleet maintenance and limousine services, certain shared professional fees and payroll costs as well as complimentary services offered to customers. During 1993, Taj Associates incurred approximately $1,100,000 and $83,000 of costs for these services from Trump's Castle Casino Resort ("Trump's Castle") and Trump Plaza, respectively. In addition, Taj Associates charged $256,000 and $255,000 to Trump's Castle and Trump Plaza, respectively, for similar services. During 1994, Taj Associates incurred approximately $1,167,000 and $149,000 of costs for these services from Trump's Castle and Trump Plaza, respectively. In addition, Taj Associates charged $235,000 and $361,000 to Trump's Castle and Trump Plaza, respectively, for similar services. During 1995, Taj Associates incurred approximately $1,072,000 and $445,000 of costs for these services from Trump's Castle and Trump Plaza, respectively. In addition, Taj Associates charged $113,000 and $188,000 to Trump's Castle and Trump Plaza, respectively, for similar services.

(4) OTHER CURRENT LIABILITIES

  The components of other current liabilities at December 31 consisted of the following:

                                                                  1994    1995
                                                                 ------- -------
                                                                 (IN THOUSANDS)
   Payroll and related costs.................................... $12,632 $13,533
   Self-insurance reserves......................................   6,800   5,697
   Advertising/Marketing costs..................................   3,242   1,621
   Advance deposits.............................................   3,022   1,236
   Unredeemed chip liability....................................   2,725   3,148
   Other........................................................   8,638   9,975
                                                                 ------- -------
                                                                 $37,059 $35,210
                                                                 ======= =======

  Self insurance reserves represent the estimated amounts of uninsured claims settlements related to employee health medical costs, workmen's compensation and other legal proceedings in the normal course of business (see Note 5). These reserves are established by management based upon a specific review of open claims as of the balance sheet date as well as historical claims settlement experience. Actual results may differ from those reserve amounts.

(5) COMMITMENTS AND CONTINGENCIES

 LEASES AND EMPLOYMENT AGREEMENTS

  Taj Associates has entered into employment agreements with certain key employees and lease agreements for land, office and warehouse space under noncancelable operating leases expiring at various dates through 2023. At December 31, 1995, minimum commitments under these arrangements are as follows:

   1996............................................................. $ 8,639,000
   1997............................................................. $ 5,867,000
   1998............................................................. $ 3,534,000
   1999............................................................. $ 2,865,000
   2000............................................................. $ 2,725,000
   Thereafter....................................................... $62,675,000

  Rent expense was approximately $4,520,000, $5,027,000 and $4,546,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  Taj Associates leases the pier extending from the Taj Mahal 1,000 feet into the Atlantic Ocean (the "Steel Pier") from Realty Corp. A condition imposed on Taj Associates' Coastal Area Facilities Review Act ("CAFRA") permit (which, in turn, is a condition of Taj Associates' casino license) initially required that Taj Associates begin construction of certain improvements on the Steel Pier by October 1992, which improvements were to be completed within 18 months of commencement. Taj Associates initially proposed a concept to improve the Steel Pier, the estimated cost of which was $30,000,000. Such concept was approved by the New Jersey Department of Environmental Protection, the agency which administers CAFRA. In March 1993, Taj Associates obtained a modification of its CAFRA permit providing for the extension of the required commencement and completion dates of the improvements to the Steel Pier for one year based upon an interim use of the Steel Pier for an amusement park. In 1994, 1995 and February 1996, Taj Associates received an additional one-year extension (most recently through October 1996) of the required commencement and completion dates of the improvements of the Steel Pier based upon the same interim use of the Steel Pier as an amusement park.

 EMPLOYEE BENEFIT PLAN

  Effective January 1, 1989, Taj Associates established the Taj Mahal Retirement Savings Plan ("the Benefit Plan") for its employees over 21 years of age who are not covered by a collective bargaining agreement. The Benefit Plan is structured to qualify for favorable tax treatment under Section 401(k) of the Internal Revenue Code and allows eligible participants to contribute up to 15% of their salary (certain limits apply, as defined) to the Benefit Plan with a matching Partnership contribution of 50% of the first 4% of such employee salary contribution. The funds are invested by a Benefit Plan trustee. Taj Associates' contributions for the years ended December 31, 1993, 1994 and 1995 were $870,000, $938,000 and $1,069,000, respectively.

 CASINO LICENSE RENEWAL

  Taj Funding and Taj Associates are subject to regulation and licensing by the CCC. Taj Associates' casino license must be renewed periodically, is not transferable, is dependent upon the financial stability of Taj Associates and can be revoked at anytime. Upon revocation, suspension for more than 120 days, or failure to renew the casino license due to Taj Associates' financial condition or for any other reason, the New Jersey Casino Control Act (the "Casino Control Act") provides that the CCC may appoint a conservator to take possession of and title to the hotel and casino's business and property, subject to all valid liens, claims and encumbrances. On June 22, 1995, the CCC extended Taj Associates' casino license for four years through March 31, 1999.

 LEGAL PROCEEDINGS

  Taj Associates, its partners, certain of its employees and Taj Funding are involved in various legal proceedings incurred in the normal course of business. In the opinion of management of Taj Associates, the expected disposition of these proceedings would not have a material adverse effect on Taj Associates or Taj Funding's financial condition or results of operations.

 FEDERAL INCOME TAX EXAMINATIONS

  Taj Associates is currently involved in an examination with the Internal Revenue Service ("IRS") concerning Taj Associates' federal partnership income tax returns for the tax years 1989 through 1991. While any adjustment which results from this examination could affect Taj Associates' state income tax return, Taj Associates does not believe the resolution of the matter will have a material adverse effect on its financial condition or results of operations.

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 INVESTMENT OBLIGATION

  The Casino Control Act requires Taj Associates to make qualified investments, as defined, in New Jersey, or pay an investment alternative tax to the New Jersey Casino Reinvestment Development Authority ("CRDA"). Commencing in 1991, and for a period of thirty years thereafter, Taj Associates must either obtain investment tax credits, as defined, in an amount equivalent to 1.25% of its gross casino revenues or pay an alternative tax of 2.5% of its gross casino revenues, as defined. Investment tax credits may be obtained by making qualified investments, by depositing funds which may be converted to bonds by the CRDA or by donating previously deposited funds in exchange for future credits against tax liability. Taj Associates intends to satisfy its investment obligation primarily by depositing funds and donations of funds deposited. During 1994, Taj Associates contributed $9,500,000 of previous CRDA deposits, the carrying value of which was $4,750,000. Of the carrying value, $3,250,000 were allocated to leasehold improvements upon completion of the improvements during 1995, and $1,500,000 was a donation of previously deposited funds, which became a credit utilized in 1994 as a reduction of current year obligations. The deposits and bonds traditionally bear interest at below-market interest rates; accordingly, Taj Associates has reduced its carrying value of the deposits by 50% and charged operations approximately $2,764,000, $2,134,000 and $3,090,000 in 1993, 1994 and 1995,
respectively. Taj Associates is required to satisfy its obligations to the CRDA through deposits on a quarterly basis. Taj Associates periodically reviews the carrying value of these deposits and investments in accordance with its policies for all long-lived assets as described in Note 1.

(6) TAJ ASSOCIATES DISTRIBUTION

  Taj Associates is obligated to reimburse Taj Holding for its operating expenses which consist of directors and officers liability insurance, board of director fees and expenses, and administrative expenses. Total expenses for the years ended December 31, 1993, 1994 and 1995 approximated $1,733,000, $2,171,000 and $1,554,000, respectively.

(7) FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amount of the following financial instruments of Taj Funding and Taj Associates approximates fair value, as follows: (a) cash and cash equivalents and accrued interest payable are based on the short-term nature of the financial instruments; and (b) CRDA deposits are based on the valuation allowances to give effect to the below market interest rates (See Note 5).

  The estimated fair values of the other financial instruments are as follows (Note 2):

                                                                DECEMBER 31,
                                                              -----------------
                                                                1994     1995
                                                              -------- --------
                                                               (IN THOUSANDS)
   11.35% Mortgage Bonds (a)
     Carrying Amount......................................... $611,533 $649,139
     Fair Value..............................................  512,638  750,983

- --------
(a) The fair value of the Taj Bonds is based on quoted market prices as of December 31, 1994 and 1995.

  There are no quoted market prices for the NatWest Loan and other debt and a reasonable estimate of their value could not be made without incurring excessive costs.

  See Note 9 regarding the proposed redemption of these borrowings.

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(8) FINANCIAL INFORMATION--TAJ FUNDING

  Financial information relating to Taj Funding as of and for the years ended December 31, 1994 and 1995 is as follows (in thousands):

                                                                 1994     1995
                                                               -------- --------
Total Assets (including First Mortgage Note Receivable of
 $765,130 and $780,242 and related interest receivable)......  $783,562 $799,037
                                                               ======== ========
Total Liabilities and Capital (including Taj Bonds payable of
 $765,130 and $780,242 and related interest payable).........  $783,562 $799,037
                                                               ======== ========
Interest Income..............................................  $ 86,322 $ 87,914
                                                               ======== ========
Interest Expense.............................................  $ 86,322 $ 87,914
                                                               ======== ========
Net Income...................................................  $    --  $    --
                                                               ======== ========

(9) PROPOSED RECAPITALIZATION

  On January 8, 1996, Trump Hotels & Casino Resorts, Inc. ("THCR"), Taj Holding and THCR Merger Corp. ("Merger Sub") entered into the Agreement and Plan of Merger, as amended by Amendment to Agreement and Plan of Merger, dated as of January 31, 1996 (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into Taj Holding (the "Merger"). The Merger Agreement provides that each outstanding share of Class A Common Stock of Taj Holding (the "Taj Holding Class A Common Stock") (other than Dissenting Shares (as defined in the Proxy Statement-Prospectus) will be converted into the right to receive, at each election, either (a) $30.00 in cash or (b) that number of shares of Common Stock of THCR ("THCR Common Stock") as shall have a market value equal to $30.00. No fractional shares of THCR Common Stock will be issued in the Merger. The Merger Agreement also contemplates the following transactions occurring in connection with the Merger:

  (a) the consummation of the offering by THCR of 12,500,000 shares of THCR Common Stock (and an amount to be issued pursuant to the underwriters' over-allotment option) (the "THCR Stock Offering") and the consummation of the offering by Trump Atlantic City Associates ("Trump AC") and its wholly owned finance subsidiary Trump Atlantic City Funding, Inc. of $1,200,000,000 aggregate principal amount of first mortgage notes, the aggregate proceeds of which will be used, together with available cash, to (i) pay cash to those holders of Taj Holding Class A Common Stock electing to receive cash in the Merger, (ii) redeem the Taj Bonds, (iii) redeem the outstanding shares of Class B Common Stock of Taj Holding as required in connection with the redemption of the Taj Bonds, (iv) retire the outstanding 10 7/8% Mortgage Notes due 2001 of Trump Plaza Funding, Inc., (v) satisfy the indebtedness of Taj Associates under the NatWest Loan, (vi) purchase certain real property used in the operation of the Taj Mahal that is currently leased from a corporation wholly owned by Trump, (vii) purchase certain real property used in the operation of Trump Plaza Hotel and Casino ("Trump Plaza") that is currently leased from an unaffiliated third party, (viii) make a payment to Bankers Trust Company ("Bankers Trust") to obtain releases of liens and guarantees that Bankers Trust has in connection with certain outstanding indebtedness owed by Trump to Bankers Trust, and (ix) pay related fees and expenses and provide working capital;

  (b) the contribution by Trump to Trump AC of all of his direct and indirect ownership interests in Taj Associates; and

  (c) the contribution by THCR to Trump AC of all its indirect ownership interests in Taj Associates acquired in the Merger.

                   TRUMP TAJ MAHAL ASSOCIATES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  To the extent that holders of Taj Holding Class A Common Stock elect to receive shares of THCR Common Stock in the Merger, THCR may reduce the size of the THCR Stock Offering. In addition to the shares of THCR Common Stock that may be issued in the THCR Stock Offering, THCR may issue, as part of the THCR Stock Offering, up to an additional 20% of such number of shares, to fund working capital and other general corporate purposes.

  The prospective transaction is subject to a number of conditions, including stockholder approval. In addition, there are a number of risks that should be considered, including, (i) the high leverage and fixed charges of THCR; (ii) the risk in refinancing and repaying indebtedness, and the need for additional financing; (iii) THCR's holding company structure and the likelihood that dividends will not be paid for the forseeable future; (iv) the restrictions imposed on certain activities by certain debt instruments; (v) the historical results of Trump Plaza and the Taj Mahal; and (vi) risks associated with the riverboat casino at Buffington Harbor, Indiana, to be operated by a subsidiary of THCR (the "Indiana Riverboat") and the expansions at Trump Plaza and the Taj Mahal. There can be no assurance that the expansions at Trump Plaza or the Taj Mahal will be completed or that the Indiana Riverboat or any other gaming venture will open or that any of THCR's or the Taj Mahal's operations will be successful. See "Risk Factors" included elsewhere in this Prospectus for a discussion of these other factors.

(10) SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                          FIRST     SECOND    THIRD    FOURTH
                                         QUARTER   QUARTER   QUARTER  QUARTER
                                         --------  --------  -------- --------
                                                   (IN THOUSANDS)
1993
- ----
Net Revenues............................ $110,382  $126,364  $141,597 $120,568
Income from Operations..................   13,014    23,181    30,812   17,451
Net Income (Loss).......................  (13,003)   (3,192)    4,212  (10,556)
1994
- ----
Net Revenues............................ $111,297  $127,254  $147,987 $130,644
Income from Operations..................    7,902    14,980    31,308   22,444
Net Income (Loss).......................  (20,761)  (13,847)    3,286   (5,336)
1995
- ----
Net Revenues............................ $117,595  $141,893  $157,808 $136,452
Income from Operations..................   10,298    26,986    35,120   17,486
Net Income (Loss).......................  (18,511)   (1,642)    6,445  (12,915)

  (b) Pro forma financial information.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
             TRUMP HOTELS & CASINO RESORTS, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The Unaudited Pro Forma Consolidated Balance Sheet of the Company as of December 31, 1995 and the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995 (the "Unaudited Pro Forma Financial Statements") are set forth below.

  The Unaudited Pro Forma Consolidated Balance Sheet has been prepared assuming the Merger Transaction had occurred on December 31, 1995. The Unaudited Pro Forma Consolidated Statement of Operations have been prepared assuming that the Merger Transaction had occurred on January 1, 1995.

  The Unaudited Pro Forma Financial Statements are presented for informational purposes only and do not purport to present what the Balance Sheet would have been had the Merger Transaction, in fact, occurred on December 31, 1995 or what the results of operations for the year ended December 31, 1995 would have been had the Merger Transaction, in fact, occurred on January 1, 1995 or to project the results of operations for any future period.

  The Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations of the Company each give effect to (a) the consolidation of Taj Associates, which will be an indirect subsidiary of the Company after the Merger Transaction, (b) the redemption of the Taj Bonds and the Taj Holding Class B Common Stock and the retirement of the Plaza Notes, (c) the Mortgage Note Offering, (d) the Stock Offering, (e) purchase accounting adjustments required by the Merger, (f) the termination of the Services Agreement between Mr. Trump and Taj Associates (the "Taj Services Agreement"), (g) the cancellation of payments to Realty Corp. and First Fidelity Bank, National Association (now known as First Union National Bank) ("First Fidelity") in connection with the acquisition of the Specified Parcels and (h) the payment to Bankers Trust to obtain releases of liens that Bankers Trust has with respect to certain equity interests in Taj Associates and related guarantees. The Unaudited Pro Forma Consolidated Statement of Operations of the Company gives effect to (i) the initial public offering by the Company of $140 million of Common Stock on June 12, 1995 and the related offering by THCR Holdings and THCR Funding of the Senior Notes (the "June 1995 Offerings") for the full period presented and (ii) the Merger Transaction, including those transactions described in (a) through (h) above. The accompanying unaudited financial information assumes that the underwriters' over-allotment option is not exercised in the Stock Offering.

  The pro forma financial statements do not include (i) the financial statements of Taj Holding as Taj Holding will not be an operating entity or incur any further costs and (ii) the financial statements of Merger Sub, TM/GP Corporation (now known as THCR/LP Corporation), Trump Taj Mahal, Inc. (now known as Trump Casinos, Inc.) and The Trump Taj Mahal Corporation (now known as Trump Atlantic City Corporation) as such companies are not operating entities and have incurred no prior costs.

  The Merger is expected to be accounted for as a "purchase" for accounting and reporting purposes.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

              TRUMP HOTELS & CASINO RESORTS, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                     MORTGAGE                     OTHER
                                           TAJ         NOTE         STOCK         MERGER
                          THE COMPANY   ASSOCIATES   OFFERING      OFFERING    TRANSACTIONS    THE COMPANY
                          ------------ ------------ ----------     --------    ------------    -----------
                          (HISTORICAL) (HISTORICAL)                                            (PRO FORMA)
Current Assets:
 Cash and cash equiva-      $ 19,208     $ 88,941   $1,200,000 (a) $359,036(j)  $  (9,900)(g)  $  282,994
  lents.................                              (780,243)(b)                (10,000)(k)
                                                          (390)(c)                (50,000)(l)
                                                      (370,900)(d)                (31,538)(m)
                                                       (28,000)(e)
                                                       (18,775)(f)
                                                       (46,450)(g)
                                                       (36,500)(h)
                                                        (1,495)(i)
 Restricted cash........      12,013                                                               12,013
 Accounts receivable,         14,460       17,215                                                  31,675
  net...................
 Inventories............       2,609        7,161                                                   9,770
 Prepaid expenses and          5,171        3,864                                                   9,035
  other current assets..
                            --------     --------                                              ----------
  Total current as-           53,461      117,181                                                 345,487
   sets.................
 Property and Equipment,     408,231      690,987       28,000 (e)                  9,900 (g)   1,344,880
  net...................                                                           43,347 (l)
                                                                                   40,500 (m)
                                                                                   40,500 (m)
                                                                                   83,415 (n)
 Investment in Buffing-       21,823                                                               21,823
  ton Harbor............
 Land rights............      29,320                                                               29,320
 Cash restricted for fu-      40,030                                                               40,030
  ture construction.....
 Note receivable........       3,000                                                                3,000
 Deferred loan costs....      20,026                    46,450 (g)                                 56,610
                                                        (9,866)(d)
 Other assets...........       8,654       13,625                                                  22,279
                            --------     --------                                              ----------
  Total assets..........    $584,545     $821,793                                              $1,863,429
                            ========     ========                                              ==========
Current Liabilities:
 Current maturities of
  long-term debt........    $  2,901     $    920         (200)(h)                             $    3,621
 Accounts payable and
  accrued expenses......      24,368        8,335                                                  32,703
 Accrued interest pay-         2,498        9,154       (9,144)(f)                                  1,013
  able..................                                (1,495)(i)
 Due to affiliates,              278          974                                                   1,252
  net...................
 Other current liabili-        5,257       35,210                                                  40,467
  ties..................
                            --------     --------                                              ----------
  Total current liabil-
   ities................      35,302       54,593                                                  79,056
Other long-term liabili-
 ties...................                   33,373       (9,631)(f)                (17,153)(l)       6,589
Taj Bonds, net of dis-
 count..................                  649,139     (649,139)(b)                                      0
Plaza Mortgage Notes,
 net of discount........     326,652                  (326,652)(d)                                      0
Long-term debt, net of
 discount and current
 maturities.............     161,069                                                              161,069
Mortgage Notes..........                             1,200,000 (a)                              1,200,000
Other long-term debt....       6,750       45,053      (44,744)(h)                                  7,059
Deferred state income
 taxes..................       4,181                                                                4,181
                            --------     --------                                              ----------
  Total Liabilities.....     533,954      782,158                                               1,457,954
Minority interest.......                                                           40,500 (m)      30,500
                                                                                  (10,000)(k)
Capital:
 Common stock...........         101                                    125(j)          5 (l)         234
                                                                                        3(m)
 Contributed capital....      52,411      123,765                   358,911(j)     10,495 (l)     430,776
                                                                                    8,959(m)
                                                                                 (123,765)(o)
 Accumulated (deficit)..      (1,921)     (84,130)    (131,104)(b)                 83,415 (n)     (56,035)
                                                          (390)(c)                123,765 (o)
                                                       (54,114)(d)
                                                         8,444 (h)
                            --------     --------                                              ----------
  Total capital.........      50,591       39,635                                                 374,975
                            --------     --------                                              ----------
   Total Liabilities and
    Capital.............    $584,545     $821,793                                              $1,863,429
                            ========     ========                                              ==========

            See Notes to Unaudited Pro Forma Financial Information.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                      TRUMP HOTELS & CASINO RESORTS, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (DOLLARS IN THOUSANDS, EXCEPT SHARE INFORMATION)

                           PLAZA HOLDING
                             AND PLAZA
                             ASSOCIATES      THE COMPANY       PRO FORMA        THE                  PRO FORMA
                          ---------------- ---------------- ADJUSTMENTS FOR   COMPANY               ADJUSTMENTS
                          JANUARY 1, 1995-  JUNE 12 1995-      JUNE 1995     PRO FORMA      TAJ     FOR MERGER
                           JUNE 12, 1995   DECEMBER 31 1995    OFFERINGS      COMBINED   ASSOCIATES TRANSACTION   PRO FORMA
                          ---------------- ---------------- ---------------  ----------  ---------- -----------   ----------
Revenues:
  Gaming................      $122,865         $175,208                       $ 298,073   $501,378                $  799,451
  Rooms.................         7,676           12,310                          19,986     43,309                    63,295
  Food and Beverage.....        18,537           26,065                          44,602     57,195                   101,797
  Other.................         3,310            6,284                           9,594     15,864                    25,458
                              --------         --------                      ----------   --------                ----------
    Gross Revenues......       152,388          219,867                         372,255    617,746                   990,001
  Less-Promotional
   Allowances...........        14,540           24,394                          38,934     63,998                   102,932
                              --------         --------                      ----------   --------                ----------
    Net Revenues........       137,848          195,473                         333,321    553,748                   887,069
                              --------         --------                      ----------   --------                ----------
Cost and Expenses:
  Gaming................        69,467           95,533                         165,000    283,786                   448,786
  Rooms.................           958            1,305                           2,263     15,230                    17,493
  Food and Beverage.....         7,128           11,178                          18,306     24,612                    42,918
  General and
   Administrative.......        30,081           42,826                          72,907     96,843    $(2,725)(l)    160,076
                                                                                                        2,738 (p)
                                                                                                       (1,743)(q)
                                                                                                       (7,944)(r)
  Depreciation and
   Amortization.........         6,999            9,219                          16,218     43,387        416 (l)     64,752
                                                                                                        4,731 (s)
  Other.................         1,397            1,966                           3,363                                3,363
                              --------         --------                      ----------   --------                ----------
                               116,030          162,027                         278,057    463,858                   737,388
                              --------         --------                      ----------   --------                ----------
Income from Operations..        21,818           33,446                          55,264     89,890                   149,681
  Interest Income.......           403            3,741        $    134 (t)       4,278      3,922                     8,200
  Interest Expense......       (22,516)         (35,014)        (11,239)(u)     (63,711)  (120,435)      (709)(v)   (169,112)
                                                                  5,058(w)                             15,743 (x)
  Other non-operating...        (1,649)          (4,094)                         (5,743)                3,120 (e)     (2,623)
                              --------         --------                      ----------   --------                ----------
Loss before state income
 taxes, minority
 interest and
 extraordinary loss.....        (1,944)          (1,921)                         (9,912)   (26,623)                  (13,854)
Benefit for state income
 taxes .................          (161)             --                             (161)                  161 (z)        --
                              --------         --------                      ----------   --------                ----------
Loss before minority
 interest and
 extraordinary loss.....        (1,783)          (1,921)                         (9,751)   (26,623)                  (13,854)
Minority Interest.......           --               --                              --                  3,300 (y)      3,300
                              --------         --------                      ----------   --------                ----------
Loss before
 extraordinary loss.....       $(1,783)         $(1,921)                     $   (9,751)  $(26,623)               $  (10,554)
                              ========         ========                      ==========   ========                ==========
  Loss per share before
   extraordinary loss
   (z)..................                                                                                          $    (0.45)
                                                                                                                  ==========
  Weighted Average
   Shares
   Outstanding (aa).....                                                                                          23,444,384
                                                                                                                  ==========

                 See Notes to Unaudited Financial Information.

              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
               (DOLLARS IN THOUSANDS, EXCEPT SHARE INFORMATION)

PRO FORMA ADJUSTMENTS:

  (a) To record the issuance of $1,200,000 aggregate principal amount of Mortgage Notes issued by Trump AC Funding, a wholly owned subsidiary of Trump AC. Trump AC and Plaza Associates are, and upon consummation of the Merger Transaction Taj Associates will be, direct or indirect wholly owned subsidiaries of THCR Holdings.

  (b) To record the redemption of the Taj Bonds, at par, which had a face value of $780,243 and a book value of $649,139 as of December 31, 1995, and an extraordinary loss of $131,494 which includes the redemption of the Taj Holding Class B Common Stock (see note (c) below).

  (c) To record the payment of $.50 for the redemption of each of the 780,243 outstanding shares of Taj Holding Class B Common Stock as an extraordinary loss.

  (d) To record the retirement of the Plaza Notes which have a face value of $330,000 and a book value of $326,652 as of December 31, 1995 for $370,900 and related deferred loan costs resulting in an extraordinary loss of $54,114.

  (e) To record the payment of $28,000 in connection with exercise of the option to purchase Trump Plaza East and the effect of the termination of the Trump Plaza East lease and the $3,120 of associated annual expense.

  (f) To record the payment of accrued interest on the redemption of the Taj Bonds as of December 31, 1995, including $9,631 of the "Additional Amount."

  (g) To record the payment of fees and expenses associated with the Merger Transaction.

  (h) To record the satisfaction of indebtedness under the NatWest Loan which had a book value of $44,944 for $36,500 and an extraordinary gain of $8,444 resulting from such satisfaction.

  (i) To record the payment of accrued interest on the retirement of the Plaza Notes as of December 31, 1995.

  (j) To record the net proceeds from the Stock Offering of 12,500,000 shares.

  (k) To record the payment to Bankers Trust to obtain certain releases of the liens and guarantees that Bankers Trust has in connection with certain indebtedness owed by Mr. Trump to Bankers Trust. The obligation under this indebtedness is a personal liability of Mr. Trump and, accordingly, the release of indebtedness is considered a payment to Mr. Trump and a reduction of the interests attributable to him as such payment would only occur as part of the Merger Transaction.

  (l) To record the purchase of the Specified Parcels and the release of the guarantee by Taj Associates of a portion of the loan by First Fidelity to Realty Corp. (the "Taj Associates-First Fidelity Guarantee"), the elimination of the lease payments on the Specified Parcels and the additional depreciation associated with the purchase. The aggregate cost of acquiring the Specified Parcels is $50,000 in cash and 500,000 shares of Common Stock valued at $10,500 (an average value of $21 per share of Common Stock based on the price of the Common Stock several days before and after the date of the amended Merger Agreement). Taj Associates had accrued $17,153 with respect to its obligation under the Taj Associates-First Fidelity Guarantee.

  (m) To record the contribution by Trump to Trump AC (on behalf, and at the direction, of THCR Holdings) of all of his direct and indirect ownership interest in 50% of Taj Associates and the purchase of the Taj Holding Class A Common Stock by the Company in the Merger. The Company will pay $30 for each of the 1,350,000 outstanding shares of Taj Holding Class A Common Stock, which is payable at the option of the holder in cash or shares of Common Stock ($40,500). Holders of 298,739 shares of Taj Holding Class A Common Stock have elected to receive Stock Consideration and holders of 1,051,261 shares of Taj Holding Class A Common Stock have elected to receive Cash Consideration. As Mr. Trump's ownership interest in Taj Associates is 50%, the amount of consideration paid for the publicly held 50% (represented by the Taj Holding Class A Common Stock) has been ascribed as the value of his contribution.

              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
               (DOLLARS IN THOUSANDS, EXCEPT SHARE INFORMATION)

PRO FORMA ADJUSTMENTS:

  (n) To record the historical book value of Taj Associates and Taj Funding ($39,635), as adjusted for the extraordinary loss on the redemption of the Taj Bonds ($131,494) and, the extraordinary gain resulting from the satisfaction of indebtedness under the NatWest Loan ($8,444), which results in a negative book value of $83,415.

  (o) To reclassify the remaining capital deficit of Taj Associates to contributed capital as the carryforward accumulated deficit should be that of the Company in accordance with purchase accounting.

  (p) To record $2,083 of additional general and administrative expenses relating to corporate overhead of the Company and THCR Holdings, and $655 of operating expenses incurred at Trump Indiana, Inc. ("Trump Indiana") prior to opening.

  (q) To record the elimination of the fee resulting from the termination of the Taj Services Agreement.

  (r) To reflect the reduction of identifiable costs resulting from the consolidation of departments and the reduction of personnel. Management believes that within two years, annual cost savings from the Merger Transaction will total $18-$20 million.

  (s) To record the additional depreciation expense resulting from the allocation of the purchase price ($174,315--see notes (g), (m) and (n) above) to property and equipment based on an appraisal. Amounts are being allocated to land ($8,715) and building ($165,600) on a pro rata basis and are being depreciated over the remaining life of the building (35 years).

  (t) To record interest income on a $3,000 note receivable from Mr. Trump at prime plus 1%. On March 27, 1996, this note was cancelled in accordance with its terms based on a recent Common Stock trading price range.

  (u) To record interest expense (including amortization of deferred financing costs) relating to the Senior Notes.

  (v) To record interest expense on amounts borrowed under the equipment and vessel financing line. To date, Trump Indiana has obtained a commitment for $17,000, has signed a letter of intent for an equipment lease for $14,200 and has obtained advances of $9,750 at a rate of 10.5%. Although the Company expects to borrow an additional $15,000, no assurances can be given that such financing will be available.

  (w) To eliminate interest expense (including amortization of deferred financing costs) on Plaza Associates' pay-in-kind notes which were redeemed with the proceeds from the June 1995 Offerings.

  (x) To record adjustments to historical interest expense to give effect to the Merger Transaction as follows:

                                                                  DECEMBER 31,
                                                                      1995
                                                                  ------------
     Interest expense adjustment:
       (i)Elimination of interest and discount accretion on
          redemption of the Taj Bonds and the Plaza Notes........  $(146,714)
       (ii)Elimination of accretion on the Taj Associates-First
          Fidelity Guarantee.....................................     (2,375)
       (iii)Elimination of interest on the NatWest Loan..........     (4,281)
       (iv)Elimination of refinancing transaction expenses.......     (1,787)
        (v)Elimination of amortization of deferred offering
      costs......................................................     (2,973)
       (vi)Reflect interest and amortization of deferred loan
          costs on the Mortgage Notes............................    142,387
                                                                   ---------
     Pro Forma Adjustment........................................  $ (15,743)
                                                                   =========

              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
               (DOLLARS IN THOUSANDS, EXCEPT SHARE INFORMATION)

PRO FORMA ADJUSTMENTS:

  (y) To reflect minority interest as pro forma adjustments result in a loss at THCR Holdings and there is a minority interest basis on the Company pro forma balance sheet.

  (z) A provision for state income taxes is not required as state tax net operating losses are used to offset pro forma taxable income.

  (aa) Weighted Average Shares Outstanding includes the number of shares outstanding on December 31, 1995, shares awarded to the Chief Executive Officer of the Company pursuant to the 1995 Stock Incentive Plan and the shares to be issued in the Merger Transaction.

(c) Exhibits.

   2.1 Agreement and Plan of Merger, dated as of January 8, 1996, among Trump Hotels & Casino Resorts, Inc., THCR Merger Corp. and Taj Mahal Holding Corp., as amended by Amendment to Agreement and Plan of Merger, dated as of January 31, 1996.

  23.1 Consent of Arthur Andersen LLP.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Trump Hotels & Casino Resorts, Inc.


                                                     /s/ JOHN P. BURKE
May 2, 1996                               By: _________________________________
                                             Name: John P. Burke
                                             Title: Senior Vice President of
                                                    Corporate Finance and
                                                    Corporate Treasurer

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                      DESCRIPTION OF EXHIBIT                      PAGE
 -------                    ----------------------                      ----
 2.1     Agreement and Plan of Merger, dated as of January 8, 1996, among Trump Hotels & Casino Resorts, Inc., THCR Merger Corp.
         and Taj Mahal Holding Corp., as amended by Amendment to
         Agreement and Plan of Merger, dated as of January 31, 1996.
 23.1    Consent of Arthur Andersen LLP.